UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2004

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S Fiddler’s Green Circle, Suite 200 N Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On October 12, 2004, James T. Rothe, Ph.D was appointed to the Board of Directors of the registrant to fill a newly created directorship. Dr. Rothe’s term will expire at the annual meeting of the registrant’s shareholders in 2006. A copy of a press release issued October 14, 2004 by the registrant announcing Dr. Rothe’s appointment is attached as Exhibit 99 to this Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Dr. Rothe has also been appointed to the Compensation Committee of the registrant. Dr. Rothe does not have a direct or indirect material interest in any transaction with the registrant required to be disclosed pursuant to Item 404(a) of Regulation S-K. There was no arrangement or understanding between Dr. Rothe and any other person pursuant to which Dr. Rothe was elected to the Board of Directors.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated October 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

By: /s/ John W. Grant
Date: October 14, 2004	Vice President and General Counsel